EXHIBIT 23

Grant Thornton LLP
175 W Jackson Boulevard, 20th Floor
Chicago, IL 60604-2687

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	T 312.856.0200
F 312.565.4719
GrantThornton.com
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We have issued our report dated June 27, 2013, with respect to the financial statements and supplemental schedule of the Broadwind Energy, Inc. 401(k) Plan on Form 11-K for the year then ended December 31, 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Broadwind Energy, Inc. on Form S-8 (File No. 333-181901, effective date June 5, 2012).

/s/ Grant Thornton LLP

Chicago, Illinois

June 27, 2013

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd